Exhibit 99.1

FOR IMMEDIATE RELEASE
August 13, 2020	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS THIRD QUARTER RESULTS

Conference Call Thursday, August 13, 2020, at 3:00 p.m. MT/5:00 p.m. ET

(DENVER, Colo.) Good Times Restaurants Inc. (NASDAQ: GTIM), announced its preliminary unaudited financial results for the third fiscal quarter ended June 30, 2020 and provided a general business update in connection with the ongoing COVID-19 pandemic.

Key highlights of the Company’s financial results include:

•	Total revenues for the quarter decreased 17.3% versus the prior year to $24.4 million

•	Same store sales for company-owned Good Times restaurants increased 11.9% and for Bad Daddy’s restaurants decreased 36.7%

•	Total Restaurant Sales for Good Times restaurants were $9.3 million and Good Times Restaurant Level Operating Profit* (a non-GAAP measure) was $2.5 million or 27.2% as a percent of sales

•	Total Restaurant Sales for Bad Daddy’s restaurants were $14.9 million and Bad Daddy’s Restaurant Level Operating Profit* (a non-GAAP measure) was $2.3 million or 15.4% of sales

•	Net Income Attributable to Common Shareholders was $0.3 million, or $0.02 per share for the quarter

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter was $2.4 million

•	The Company ended the quarter with $12.7 million in cash, $9.9 million drawn against its senior credit facility, and $11.6 million in outstanding PPP loans

“At the domestic onset of the pandemic in March, our full team banded together with a mission to keep our employees and guests safe while continuing to deliver stellar food and service despite the pandemic. The financial results from this quarter are the result of this team working together to understand how to operate our business efficiently in a crisis. I could not be more impressed with the agility of the team as the rules of the game continue to change and where an existing playbook simply didn’t previously exist,” commented Ryan M. Zink, Good Times Chief Executive Officer. “We operated all of our Bad Daddy’s restaurants in a carry-out and delivery model on a restricted menu for the majority of April and May. As restrictions on dining room service began to be lifted in May, our Bad Daddy’s restaurants implemented protocols consistent with health experts and local guidelines to ensure a safe on-premise dining experience where allowed by local authorities, and we continue to re-evaluate our policies and procedures to ensure that we continue to provide a safe environment for both our employees and our guests.”

“Our Good Times Burgers & Frozen Custard business, despite sustaining significant initial losses in sales during late March and into April, has been seen as a safe alternative to in-restaurant dining due to the drive-thru nature of that business, satisfying both a convenience and safety need for our guests. We similarly have made the safety of our employees and guests a focus at Good Times, designing protocols for health screenings, mask usage, and other safety precautions well before required by local and state regulations and orders,” Zink continued.

Zink concluded, “We continue to monitor the situation closely, and although we cannot control the progression of the pandemic, nor the respective governmental responses, we believe we are prepared to adapt and act accordingly to ensure that we are able to safely serve our guests our all-natural burgers and frozen custard at Good Times; and hand crafted, chef-inspired burgers, sandwiches, and giant chopped salads at Bad Daddy’s, while at the same time creating a solid foundation on which to build future growth through financial discipline and exceptional operating capability.”

Fiscal 2020 and 2021 Outlook:

Same store sales during the Company’s fiscal month of July were up 15.6% versus the prior year at Good Times. Same store sales at Bad Daddy’s during July were down 19.6% versus the prior year, improving sequentially each week during the month. Average weekly sales for company-owned restaurants during July were approximately $28,900 at Good Times and $38,100 at Bad Daddy’s.

1

Due to continuing unprecedented economic conditions associated with the ongoing COVID-19 pandemic and unpredictable nature of the novel coronavirus and government responses to the evolving situation, the Company had previously withdrawn its prior financial outlook. At the current time, the Company is not able to reasonably estimate the full impact of the continuing pandemic and beyond providing the above update on July sales is unable to provide an updated outlook for the balance of this fiscal year or for fiscal 2021.

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its third quarter 2020 financial results on Thursday, August 13, 2020 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, President and Chief Executive Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 39 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 33 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer:

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the lack of assurance that the full amount of the PPP loans will be forgiven, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2019 filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

Good Times Restaurants Inc CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1411

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

Statement of Operations	Fiscal Quarter Ended		Year-To-Date
	June 30, 2020 (13 weeks)	June 25, 2019 (13 weeks)	June 30, 2020 (40 weeks)	June 25, 2019 (39 weeks)
Net revenues:
Restaurant sales	$24,190	$29,180	$80,781	$81,281
Franchise revenues	167	270	572	701
Total net revenues	24,357	29,450	81,353	81,982

Restaurant operating costs:
Food and packaging costs	6,724	8,529	23,376	23,955
Payroll and other employee benefit costs	7,389	10,677	29,082	30,458
Restaurant occupancy costs	2,089	2,091	6,739	6,221
Other restaurant operating costs	3,164	3,070	9,673	8,708
Preopening costs	31	129	992	949
Depreciation and amortization	983	1,104	3,175	3,227
Total restaurant operating costs	20,380	25,600	73,037	73,518

General and administrative costs	1,689	2,063	5,538	6,091
Advertising costs	515	659	1,571	1,824
Franchise costs	6	8	14	31
Impairment of goodwill	-	-	10,000	-
Impairment of long-lived assets	932	-	5,291	-
Gain (loss) on disposal of restaurants and equipment	(8)	44	(36)	5

Income (loss) from operations	843	1,076	(14,062)	513

Other income (expense):
Interest income (expense), net	(202)	(202)	(638)	(561)
Other income	-	(1)	-	(1)
Total other income (expense), net	(202)	(203)	(638)	(562)
Net income (loss)	641	873	(14,700)	(49)
Income attributable to non-controlling interests	(352)	(333)	(738)	(912)
Net income (loss) attributable to common shareholders	$289	$540	$(15,438)	$(961)

Basic and diluted income (loss) per share	$0.02	$0.04	$(1.23)	$(0.08)

Basic weighted average common shares outstanding	12,591	12,523	12,593	12,517

Diluted weighted average common shares outstanding	12,696	12,723	12,593	12,517

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(dollars in thousands)

Balance Sheet Data	June 30, 2020	September 24, 2019

Cash and cash equivalents	$12,665	$2,745

Current assets	$15,566	$4,915

Total assets[1]	$104,290	$59,905

Current maturities of long-term debt	$4,794	$-

Long-term debt due after one year	16,751	12,850

Stockholders’ equity	$13,510	$28,920

1 Includes approximately $50.9 million of operating lease right of use assets recorded during the first quarter of 2020 as a result of the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Third Fiscal Quarter		Year-to-Date		Third Fiscal Quarter			Year-to-Date
	2020 (13 weeks)	2019 (13 weeks)	2020 (40 weeks)	2019 (39 weeks)	2020 (13 weeks)	2019 (13 weeks)		2020 (40 weeks)	2019 (39 weeks)

Restaurant sales	$14,916	$21,080	$57,028	$59,714	$9,275	$8,100		$23,753	$21,567
Restaurants opened during period	-	-	2	2	-	-		-	-
Restaurants closed during period	-	-	-	-	-	-		-	-
Restaurants open at period end	37	33	37	33	25	26		25	26

Restaurant operating weeks	481.0	429.0	1470.6	1267.3	325	328	*	1,013	1,004	*

Average weekly sales per restaurant	$31.0	$49.1	$38.8	$47.1	$28.5	$24.7		$23.4	$21.5

*Adjusted for store closure due to remodel

4

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	------------------------------------------------------------Fiscal Quarter Ended------------------------------------------------------------
	June 30, 2020		June 25, 2019		June 30, 2020		June 25, 2019		June 30, 2020	June 25, 2019

Restaurant sales	$14,915	100.0%	$21,080	100.0%	$9,275	100.0%	$8,100	100.0%	$24,190	$29,180
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	3,932	26.4%	6,063	28.8%	2,792	30.1%	2,466	30.4%	6,724	8,529
Payroll and benefits costs	4,780	32.1%	7,851	37.2%	2,609	28.1%	2,826	34.9%	7,389	10,677
Restaurant occupancy costs	1,486	10.0%	1,391	6.6%	603	6.5%	700	8.6%	2,089	2,091
Other restaurant operating costs	2,419	16.2%	2,396	11.4%	745	8.0%	674	8.3%	3,164	3,070
Restaurant-level operating profit	$2,298	15.4%	$3,379	16.0%	$2,526	27.2%	$1,434	17.7%	$4,824	$4,813

Franchise advertising contributions and net royalty income									167	270

Deduct - Other operating:
Depreciation and amortization									983	1,104
General and administrative									1,689	2,063
Advertising costs									515	659
Franchise costs									6	8
Gain (Loss) on restaurant asset sale									(8)	44
Impairment of goodwill									-	-
Impairment of long-lived assets									932	-
Preopening costs									31	129
Total other operating									4,148	4,007

Income from operations									$843	$1,076

Certain percentage amounts in the table above do not reconcile due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

5

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	------------------------------------------------------------Year-To-Date------------------------------------------------------------

	June 30, 2020 (40 weeks)		June 25, 2019 (39 weeks)		June 30, 2020 (40 weeks)		June 25, 2019 (39 weeks)		June 30, 2020 (40 wks)	June 25, 2019 (39 wks)

Restaurant sales	$57,028	100.0%	$59,714	100.0%	$23,753	100.0%	$21,567	100.0%	$80,781	$81,281

Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	16,108	28.2%	17,136	28.7%	7,268	30.6%	6,819	31.6%	23,376	23,955
Payroll and other employee benefit costs	20,973	36.8%	22,502	37.7%	8,109	34.1%	7,956	36.9%	29,082	30,458
Restaurant occupancy costs	4,600	8.1%	4,022	6.7%	2,139	9.0%	2,199	10.2%	6,739	6,221
Other restaurant operating costs	7,549	13.2%	6,770	11.3%	2,124	8.9%	1,938	9.0%	9,673	8,708
Restaurant-level operating profit	$7,798	13.7%	$9,284	15.5%	$4,113	17.3%	$2,655	12.3%	11,911	11,939

Franchise royalty income, net									572	701
Deduct - Other operating:
Depreciation and amortization									3,175	3,227
General and administrative									5,538	6,091
Advertising costs									1,571	1,824
Franchise costs									14	31
Gain (Loss) on restaurant asset sale									(36)	5
Impairment of goodwill									10,000	-
Impairment of long-lived assets									5,291	-
Preopening costs									992	949
Total other operating									26,545	12,127

Income (loss) from operations									$(14,062)	$513

Certain percentage amounts in the table above do not reconcile due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

6

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2019 and fiscal 2018, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (in thousands):

	Fiscal Quarter Ended		Year-to-Date
	June 30, 2020 (13 Weeks)	June 25, 2019 (13 Weeks)	June 30, 2020 (40 Weeks)	June 25, 2019 (39 Weeks)
Adjusted EBITDA:
Net Income (Loss), as reported	$289	$540	$(15,438)	$(961)
Depreciation and amortization	968	1,096	3,140	3,157
Interest expense, net	202	202	638	561
EBITDA	1,459	1,838	$(11,660)	2,757
Preopening expense	31	128	992	928
Non-cash stock-based compensation	74	110	223	331
Non-recurring severance costs	-	-	41	-
GAAP rent-cash cash difference	(95)	(44)	(118)	(50)
Gain (Loss) on disposal of assets	(8)	44	(36)	5
Asset impairment charge	932	-	15,291	-
Adjusted EBITDA	$2,393	$2,076	$4,733	$3,971

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

7

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.